UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 13, 2006

CATALYTICA ENERGY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31953	77-0410420
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1388 North Tech Boulevard, Gilbert, AZ  85233

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:                 (480) 556-5555

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

(1)

Effective March 13, 2006, Catalytica Energy Systems, Inc. (the “Registrant”) and General Electric Company (“GE”) formally terminated the Collaborative Commercialization and License Agreement dated November 29, 1998, as amended (the “CCLA”), by entering into a Termination of Collaborative Commercialization and License Agreement (the “Termination Agreement”).

(2)	The CCLA provided for certain development and commercialization obligations of the parties with respect to the Registrant’s Xonon® technology for use in GE gas turbine engines.

(3)

GE had indicated to the Registrant that it did not intend to commercialize a GE gas turbine engine using Xonon technology. As a result, the parties explored a mutual termination of the CCLA, which would address any outstanding jointly developed intellectual property issues resulting from prior collaboration of the parties under the CCLA. Upon agreement relating to those issues, the parties entered into the Termination Agreement. The Registrant currently is exploring strategic opportunities and alternatives for its Xonon small gas turbine business.

(4)

The Registrant does not expect to incur material early termination penalties as a result of the termination of the CCLA. The parties are in the process of identifying any patents of the Registrant relating to small gas turbines to which GE will receive “as is” license rights, in accordance with the terms of the Termination Agreement.

Item 9.01                                             Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Document
10.1	Termination of Collaborative Commercialization and License Agreement, dated March 13, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYTICA ENERGY SYSTEMS, INC.

By:	/s/ Robert W. Zack
Robert W. Zack, President, Chief Executive Officer and Chief Financial Officer

Date: March 15, 2006

EXHIBIT INDEX

Exhibit Number	Document
10.1	Termination of Collaborative Commercialization and License Agreement, dated March 13, 2006